                                  F5 LABS, INC.
                      401(k) PROFIT SHARING PLAN AND TRUST


















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                                  F5 LABS, INC.
                      401(k) PROFIT SHARING PLAN AND TRUST

         THIS AGREEMENT is made and entered into at Seattle, Washington, this 1st day of January, 1998, by and between F5 LABS, INC., a Washington corporation, having its principal place of business at Seattle, Washington, hereinafter called the "Employer," and BRIAN DIXON, his successor or successors, hereinafter called "Trustee."

         WHEREAS, the Employer desires to promote in its Employees a strong interest in the successful operation of the business, to increase efficiency, and to give to Employees the assurance that they will share in the prosperity of the Employer; and

         WHEREAS, the Employer desires to establish for the exclusive benefit of its Employees eligible to participate, and their beneficiaries, an Internal Revenue Code Section 401(k) profit sharing plan, effective as of January 1, 1998; and to adopt this Plan and Trust;

         NOW, THEREFORE, it is agreed as follows:

                            ARTICLE I.
                               NAME

         The Plan and Trust shall be known as the F5 Labs, Inc. 401(k) Profit Sharing Plan and Trust (the "Plan").

                            ARTICLE II.
                            DEFINITIONS

         A. "Accrued Benefit" means the balance of a Participant's accounts at any time.

         B.   "Anniversary Date" means the last day of each Plan Year.

         C.   "Board" means the Employer's Board of Directors.

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         D.   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         E. "Committee" means the Administrative Committee appointed by the Board.

         F. "Compensation" means an Employee's total salary or wages, bonuses and overtime from the Employer before any deferral of income pursuant to Paragraph B of Article IV and before any salary reductions to the Employer's Internal Revenue Code Section 125 flexible benefits plan, if any, but excluding Employer contributions hereunder pursuant to Paragraphs A and C of Article IV, Employer contributions to any other similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance. "Compensation" of a self-employed person means the share of the total net earnings of the Employer allocated to such self-employed person during a Plan Year, less Employer contributions made on behalf of the self-employed person to this Plan.

         For purposes of the Code Section 415 limitations on contributions and benefits (Article V, Paragraph E hereof) and the Code Section 416 top heavy requirements (Articles XVIII and XIX hereof), "Compensation" means wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances). Such compensation does not include:

                  1. Contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed;

                  2. Employer contributions to a simplified employee pension described in Section 408(k) of the Code to the extent deductible by the Employee;

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                  3. Distributions from a plan of deferred compensation
regardless of whether such amounts are includable in gross income when distributed (except that amounts paid to an Employee under an unfunded nonqualified plan of deferred compensation will be considered as compensation for Code Sections 415 and 416 in the year such amounts are includable in gross income);

                  4. Amounts realized from the exercise of a nonqualified stock option or when restricted property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  5. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

                  6. Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includable in gross income) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not contributions are excludable from gross income).

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit for the 1998 Plan Year is $160,000, and thereafter shall be as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by


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a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

         G. "Effective Date" means January 1, 1998, the date this Plan is effective.

         H. "Eligibility Computation Period" initially means the 12-consecutive-month period beginning with the date on which the Employee first performs an Hour of Service for the Employer (the "Employment Commencement Date"), or in the case of an Employee who has had a One-Year Break in Service, the 12-consecutive-month period beginning with the first date on which the Employee completes an Hour of Service following the last computation period in which a One-Year Break in Service occurred (the "Reemployment Commencement Date"). After the initial Computation Period, the succeeding Eligibility Computation Periods shall be the Plan Year which includes the first anniversary of the Employment Commencement Date or Reemployment Commencement Date and each succeeding Plan Year.

         I. "Employee" means any person in the service of the Employer receiving a wage or salary or earnings from self-employment. A leased employee as defined in Code Section 414(n)(2) shall be considered an Employee hereunder for purposes of Code Section 414(n)(3) unless (i) leased employees constitute less than 20% of the Employer's non-highly-compensated work force as defined in Code Section 414(n)(5)(C)(ii) and (ii) the leased employee is a participant in a plan described in Code Section 414(n)(5)(B). Notwithstanding that a leased employee is treated as an Employee hereunder for purposes of Code Section 414(n)(3), he shall not receive credit for service or share in Employer contributions hereunder.

         J. "Enrollment Date" means the date on which an Employee who has complied with the eligibility requirements shall become eligible to participate in the Plan. The first available

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Enrollment Date for an Employee shall be the first day of the month following completion of the eligibility requirements. For an Employee who does not elect to contribute when first eligible, the Enrollment Dates shall be January 1 and July 1.

          K. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          L. "Event of Forfeiture" means with respect to a Participant who terminates employment, either the incurring of five consecutive One-Year Breaks in Service or a cash-out payment in full in a single lump sum of all of his vested Accrued Benefit, subject to the reinstatement of forfeitures requirements of Article V, Paragraph F. A Participant who terminates employment with no vested Accrued Benefit shall be deemed to have received a cash-out payment.

         M. "Fiscal Year" means the Employer's fiscal year for federal tax purposes. The Employer's fiscal year begins on January 1 and ends on December 31.
         N. "Fund" means the trust fund established pursuant to this Plan and Trust Agreement in which all of the assets of the Plan are held. The Fund shall include the assets of a brokerage firm account and a number of separate investment funds selected by the Committee and communicated to Participants.

         O. "Highly-Compensated Employee" means any Employee who (i) during the Plan Year or the preceding Plan Year is a 5% owner (as defined by Code Section 416(i)(1)), or (ii) for the preceding Plan Year receives compensation in excess of $80,000 adjusted as provided in Code Section 414(q)(1), and, if the Employer elects, was part of the top-paid 20% group of Employees (based on Compensation for the preceding year).

         "Compensation" means compensation within the meaning of Code Section 415(c)(3), that is, compensation of the Participant from the employer for the applicable Plan Year or preceding

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Plan Year, including elective or salary reduction contributions to a cafeteria plan under Code Section 125, cash or deferred arrangement under Code Section 401(k) or tax-sheltered annuity under Code Section 403(b). The Committee must make the determination of who is a Highly Compensated Employee, including the determinations of number and identity of the top paid 20% group, consistent with Code Section 414(q) and regulations issued under that Code Section. The Employer may make a calendar year data election to determine the Highly Compensated Employees for the Plan year, as prescribed by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Employer which reference the highly compensated employee definition in Code Section 414(q). The "Employer" for purposes of this Paragraph is the entity employing the Employee and includes all other entities aggregated with such employing entity under the aggregation requirements of Code Sections 414(b), (c), (m), or (o).

         A former Employee shall be considered a Highly-Compensated Employee if he was a Highly-Compensated Employee when he separated from service or if he was a Highly-Compensated Employee at any time after attaining age 55.

         P.       "Hour of Service" means

                  a. Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

                  b. Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any


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single continuous period (whether or not such period occurs in a single computation period). Hours under this subsection (b) shall be calculated and credited pursuant to Section 2530.200b-2(b) and 2(c) of the Department of Labor Regulations which are incorporated herein by this reference; and

                  c. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under subsection (a) or (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Eligibility or Vesting Computation Period or Periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

         PROVIDED, for the purpose of determining whether an Employee has incurred a One-Year Break in Service (i) Hours of Service described in subsection (b) shall be credited without regard to the 501-hour limitation of subsection (b); (ii) hours at the Employee's customary rate shall be credited during any period the Employee is on authorized leave of absence or temporary layoff, and (iii) in the case of an Employee who is absent from work for any period by reason of pregnancy, birth of a child, placement with the Employee of a child for adoption, or caring for such child immediately following birth or placement, Hours of Service (up to 501 hours) shall be credited equal to the Hours of Service that otherwise would normally have been credited to the Employee but for such absence (or if such hours cannot be determined, equal to 8 Hours of Service per day of absence). The hours credited under (iii) above shall be credited to the applicable computation period in which the absence begins if such crediting will prevent a One-Year Break in Service, or otherwise to the following computation period. No such credit shall be given unless the Employee provides the Committee with timely information (including, if requested, a written statement of a doctor or adoption official) to establish that the absence is for


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reasons referred to in this paragraph and the number of days for which there was such an absence. PROVIDED, FURTHER, there shall be no duplication of credit under the Plan.

         Hours of Service for any other trade or business that is along with the Employer a member of a group of trades or businesses (whether or not incorporated) which are under common control, as defined in Code Section 414(b) and (c), or an affiliated service group as defined in Code Section 414(m) as modified by Code Section 414(m)(5) and (6), and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder shall be considered Hours of Service for the Employer.

         A salaried Employee who during a month would be entitled to credit for at least one Hour of Service shall receive credit for 190 Hours of Service. All other Employees shall be credited with actual hours (i) for which they are paid or entitled to payment by the Employer, and (ii) for purposes of determining whether a One-Year Break in Service has occurred, at their regular rate during unpaid leave of absence.

         Q. "One-Year Break in Service" means the applicable Eligibility or Vesting Computation Period during which an Employee completes less than 501 Hours of Service.

         R. "Participant" means an Employee who has satisfied the eligibility requirements of Article III.

         S. "Plan" or "Trust" means the 401(k) Plan and Trust set forth in this agreement and all subsequent amendments thereto.

         T. "Plan Year" means the twelve-month period on which the records of the Plan are kept. Each Plan Year shall end on December 31.

         U. "Spouse" means the lawful husband or wife of the Participant.

         V. "Trustee" means Brian Dixon and any successor Trustee hereunder appointed by the Board.

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         W. "Valuation Date" means the date upon which the assets of the Trust are valued. Each Anniversary Date and the dates occurring three months thereafter shall be Valuation Dates, and the Committee is authorized to establish additional Valuation Dates in its discretion.

         X. "Vesting Computation Period" for purposes of determining a Participant's nonforfeitable Accrued Benefit means the Plan Year.

         Y. "Year of Service" means the applicable computation period during which the Employee completes not fewer than 1,000 Hours of Service as defined in Paragraph P.

         Z. "Miscellaneous." Unless some other meaning and intent is apparent from the context, the plurals shall mean the singular, and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

                                ARTICLE III.

                            ELIGIBLE EMPLOYEES

          Each salaried Employee in the employ of the Employer on the Effective Date shall be eligible to participate as of such Effective Date and shall be enrolled as of such date if he has attained age twenty-one (21). Each other and each new salaried Employee shall become eligible upon his attainment of age 21. Hourly paid employees are not eligible to participate in the Plan. Each eligible Employee shall be enrolled as a Participant as of the Enrollment Date coinciding with or following completion of such requirements, provided that the Employee has not separated from service before such Enrollment Date.

          Notwithstanding the above, for purposes of eligibility for any Employer discretionary contributions made pursuant to Article IV, Paragraph A, a Participant shall be eligible to share in such contributions made for the calendar year beginning in the calendar year following the year in which he completes six (6) months of service, and for purposes of eligibility for any discretionary Employer matching contributions made pursuant to Article IV, Paragraph C, a

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Participant shall be eligible to share in such contributions beginning the first day of the month following completion of six (6) months of service.

          Hours of Service shall not be counted in determining whether an Employee has complied with the eligibility requirements.

          The Committee may request each eligible Employee to apply for Plan participation in writing on a form to be supplied by the Committee, agreeing to the terms of the Plan and giving such information as may be required by the Committee, including beneficiary designation. An Employee shall not be precluded from Plan participation if he does not complete such form.

                                ARTICLE IV.

                               CONTRIBUTIONS

          A. EMPLOYER DISCRETIONARY CONTRIBUTION. For each Plan Year, the Employer will pay to the Trustee for investment under the Trust such amount as shall be determined by the Board of Directors of the Employer at a meeting held before the time provided by law for filing of the Employer's income tax return (including extensions).

          The Employer's determination of such contribution shall be binding on all Participants, the Committee, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer's contribution or the method used in determining the amount of such contribution, but shall be accountable only for the funds actually received by it.

          B. TAX-DEFERRED CONTRIBUTIONS. Each Participant may sign a tax-deferred contribution agreement, directing the Employer (1) to defer a percentage of his Compensation each pay period commencing as of his Enrollment Date, and (2) to contribute that amount to the Plan within a reasonable time after the end of such pay period. The Committee shall furnish the agreement form to each Employee prior to his Enrollment Date with instructions regarding the time period within which the agreement must be signed and returned. The amount of

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Compensation deferred shall be equal to at least one percent (1%) of the
Participant's Compensation, provided such contributions are within the limits of Article V, Paragraph E. The amount of a Participant's deferred
Compensation shall be rounded to the nearest cent.

        Notwithstanding the foregoing, tax-deferred contributions on behalf of a Participant may not exceed $10,000 for the calendar year 1998 and thereafter such amount for a calendar year as adjusted each year by the Secretary of the Treasury. A Participant who makes Code Section 401(k) tax-deferred contributions to more than one plan in a calendar year in excess of this dollar limit must submit to the Committee by March 1 of the year following the year of the excess contributions a written statement including the amount of the excess contributions to be allocated to this Plan. Any excess contributions allocated to this Plan shall be distributed, together with income attributable thereto, by April 15 of the year following the year of the excess contributions.

        In the event a Participant terminates employment and is rehired, the Participant may elect to begin deferring a percentage of his Compensation as of any Enrollment Date coinciding with or following his date of rehire, provided that prior to that date he signs a tax-deferred contribution agreement form provided by the Committee.

        Effective each Enrollment Date, each Participant who is deferring an amount of his Compensation may change the percentage of his Compensation to be deferred, and each Participant who is not deferring an amount of his Compensation may elect to begin deferring a percentage of his Compensation. Each such Participant must obtain a tax-deferred contribution agreement form from the Committee and must sign and return the agreement within the time required by the Committee.

        Upon prior written notice to the Committee, a Participant may revoke his tax-deferred contribution agreement effective as of the first day of any subsequent pay period. A Participant

                                                                  Page 20 of 97
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who revokes his tax-deferred contribution agreement may not resume deferring a percentage of his Compensation hereunder until the Enrollment Date after his deferred income contributions cease, provided that prior to the date deferral of income resumes, he signs a tax-deferred contribution agreement form provided by the Committee.

        Tax-deferred contributions shall be credited to a separate Tax-Deferred Contribution Account for each Participant. A Participant's Tax-Deferred Contribution Account shall be invested, valued, distributed and except as specifically provided herein, in all respects treated in the same manner as the Participant's Employer Matching Contribution Account, except that the amounts credited to the Participant's Tax-Deferred Contribution Account shall be one hundred percent (100%) vested. Amounts in the Tax-Deferred Contribution Account shall not be distributed until the earliest of the Participant's death, disability, retirement, attainment of age 59 1/2, termination of employment, in accordance with the provisions of Article VII of the Plan, the occurrence of a hardship as set forth in Paragraph G of this Article, Plan termination without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan), or a disposition of assets or of a subsidiary as described in Code Section 401(k)(10)(A)(ii) and (iii).

        C. EMPLOYER MATCHING CONTRIBUTIONS. For each Plan Year, the Employer may, in its sole discretion, contribute on behalf of each Participant who has met the eligibility requirements described in Article III for Employer matching contributions and who makes tax-deferred contributions during the Plan Year, a matching contribution equal to such amount as shall be determined by the Board of Directors but which shall not result in an excess contribution as defined in Paragraph E below or exceed the applicable limits of Paragraph E of Article V.

        D. NONDISCRIMINATION TEST APPLICABLE TO TAX-DEFERRED CONTRIBUTIONS. The maximum amount of tax-deferred contributions which may be made by Highly-Compensated

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Employees is subject to the requirement that one of the following nondiscrimination tests be met during each Plan Year:

        (1) The average deferral percentage for the group of Highly-Compensated Employees who are Participants for the Plan Year may not be more than the average deferral percentage for the group of all other Employees who are Participants for the preceding Plan Year multiplied by 1.25%; or

        (2) The excess of the average deferral percentage for the group of Highly-Compensated Employees who are Participants for the Plan Year over the average deferral percentage of the group of all other Employees who are Participants for the preceding Plan Year may not be more than two (2) percentage points and the average deferral percentage for the group of Highly-Compensated Employees who are Participants for the Plan Year may not be more than the average deferral percentage of the group of all other Employees who are Participants for the preceding Plan Year multiplied by two
(2).

        The Plan may elect, in accordance with IRS rules, to use the average percentage of Compensation deferred by non-Highly-Compensated Employees in the current year instead of in the preceding year for the foregoing tests.

        An Employer may elect to aggregate tax-deferred contributions, and 100% vested qualified Employer matching contributions as defined by applicable regulations in order to meet the nondiscrimination test applicable to tax-deferred contributions.

        The Employer may elect to make qualified nonelective Employer contributions that are allocated to the accounts of eligible non-Highly Compensated Employees in the manner prescribed by applicable regulations or IRS guidance, and may take into consideration all or any portion of such contributions in order to meet the nondiscrimination test applicable to tax-deferred contributions. Such contributions shall be 100% vested, shall be subject to the same

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restrictions on withdrawal as 401(k) tax-deferred contributions, shall meet the requirements of Code Section 401(a)(4) both before and after any portion is used for purposes of meeting the 401(k) nondiscrimination test, and shall meet the requirements of applicable regulations.

        The Plan will take tax-deferred contributions into account only if attributable to Compensation that would be received by the Employee during the Plan Year or earned during the Plan Year and received within 2 1/2 months after the end of the Plan Year. The Plan will aggregate all arrangements under which a Highly-Compensated Employee is eligible to make tax-deferred contributions for purposes of applying the nondiscrimination test applicable to tax-deferred contributions.

        Compensation as used in this Paragraph shall mean compensation as defined in Code Section 414(s). After considering any applicable qualified nonelective Employer contributions in applying the nondiscrimination test applicable to tax-deferred contributions, tax-deferred contributions which cause the Plan to fail to meet one of the above tests are hereafter Excess Aggregate Contributions and must be distributed in accordance with Paragraph F of this Article.

        E. NONDISCRIMINATION TEST APPLICABLE TO EMPLOYER MATCHING
CONTRIBUTIONS. The maximum Employer matching contributions which may be allocated to Highly-Compensated Employees are subject to the requirement that they meet one of the following tests:

        (1) The actual contribution percentage for the group of Highly-Compensated Employees who are Participants for the Plan Year may not be more than the actual contribution percentage for the group of all other Employees who are Participants for the preceding Plan Year multiplied by 1.25%; or

        (2) The excess of the actual contribution percentage for the group of Highly-Compensated Employees who are Participants for the Plan Year over the actual contribution percentage of the group of all other Employees who are Participants for the preceding Plan Year

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may not be more than two (2) percentage points, and the actual contribution percentage for the group of Highly-Compensated Employees who are Participants for the Plan Year may not be more than the actual contribution percentage of the group of all other Employees who are Participants for the preceding Plan Year multiplied by two (2).

        The Plan may elect, in accordance with IRS rules, to use the actual contribution percentage of the non-Highly-Compensated Employees in the current year instead of in the preceding Plan Year for the foregoing tests.

        The actual contribution percentage means the average of the actual contribution ratios (calculated separately for each Employee in the specified group) of Employer matching contributions for the applicable Plan Year divided by the Employee's Compensation for such Plan Year. Compensation means compensation as defined in Paragraph D above. The Committee may elect to take into consideration all or any portion of tax-deferred contributions in calculating the actual contribution percentage in order to meet the nondiscrimination test applicable to Employer matching contributions. If less than all of such contributions are taken into consideration, the balance of such contributions not taken into consideration must continue to meet the requirements of the nondiscrimination test applicable to tax-deferred contributions, as described in Paragraph D.

        The Employer may elect to make qualified nonelective Employer contributions that are allocated to the accounts of eligible non-Highly Compensated Employees in the same manner prescribed by applicable regulations or IRS guidance, and may take into consideration all or any portion of such contributions in order to meet the nondiscrimination test applicable to Employer matching contributions, subject to the requirements of applicable regulations. Such contributions shall be 100% vested, shall be subject to the same restrictions on withdrawal as 401(k) tax-deferred contributions, shall meet the requirements of Code Section 401(a)(4) both before and

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after any portion is used for purposes of meeting the 401(k) and 401(m)
nondiscrimination tests, and shall meet the requirements of the applicable regulations.

        Notwithstanding the foregoing, if Highly-Compensated Employees' tax-deferred or Employer matching contributions do not meet the 1.25 nondiscrimination test of Paragraph D(1) or E(1) then the sum of the Highly-Compensated Employees' 401(k) deferral percentages under Paragraph D and 401(m) actual contribution percentage under this Paragraph E must not exceed the Aggregate Limit. The Aggregate Limit is the greater of A or B where A equals the sum of:

          1. 1.25 times the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

          2. 2 percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, may this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; and B equals the sum of:

               1. 1.25 times the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

               2. 2 percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, may this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

         For purposes of this definition, the term "Relevant Actual Deferral Percentage" means the actual deferral percentage of eligible Non-Highly Compensated Employees and the term "Relevant Actual Contribution Percentage" means the actual contribution percentage of the group of eligible Non-Highly Compensated Employees. After considering any applicable qualified

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nonelective Employer contributions and/or tax-deferred contributions permitted to be considered in applying the nondiscrimination test applicable to Employer matching contributions, any amounts of Employer matching contributions which cause the Plan to fail to meet the discrimination test of this Paragraph E are hereafter Excess Aggregate Contributions and must be reduced or distributed in accordance with Paragraph F below.

         F. DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions, adjusted for allocable income and losses, shall be distributed within two and one-half (2 1/2) months if possible, but in no event later than twelve (12) months, after the end of the Plan Year in which such Excess Aggregate Contributions are made in accordance with the procedures established by the Committee to assure compliance with Code Section 401(k) and Code Section 401(m). Excess Employer matching contributions may be forfeited rather than distributed to the extent permitted by Reg. Section 1.401(m)-1(e). In the case of failure to meet the requirements of Paragraph D, the distribution shall be accomplished by reducing tax-deferred contributions of the Highly-Compensated Employee with the greatest dollar amount of tax-deferred contributions until one of the tests set forth in such Paragraph is met or such tax-deferred contributions equal the tax-deferred contributions of the Highly-Compensated Employee with the next highest amount of tax-deferred contributions. In the case of failure to meet the requirements of Paragraph E, the distribution shall be accomplished by reducing the actual Employer matching contributions of the Highly-Compensated Employee with the highest amount of Employer matching contributions until one of the tests set forth in such Paragraph is met or such Employer matching contributions equal the Employer matching contributions of the Highly-Compensated Employee with the next highest amount of Employer matching contributions. In either case, the process shall be repeated until the Plan satisfies one of the tests under each paragraph. In the case of failure to meet the requirements of Paragraphs D and E, the

                                                                  Page 26 of 97
                                                           Exhibit Index Page 8

Committee may first distribute an Employee's unmatched tax-deferred contributions and, second, distribute an Employee's matched tax-deferred contribution and reduce Employer matching contributions pro rata, adjusted in each case, for allocable income and losses.

         Allocable income or loss for the taxable year is determined by multiplying the income or loss for the taxable year allocable to tax-deferred contributions by a fraction, the numerator being the Participant's Excess Aggregate Contributions under Paragraph D for the taxable year and the denominator being the account balance attributable to tax-deferred contributions as of the end of the taxable year minus the income or plus the loss allocable to such account balance for the year. Allocable income or loss for the taxable year with respect to Excess Aggregate Contributions under Paragraph E is determined in a similar manner.

         The amount of excess deferrals attributable to tax-deferred contributions that may be distributed by the Plan for the taxable year of the Employee must be reduced by the amount of excess contributions attributable to Employer matching contributions previously distributed for the Plan Year beginning with or within the Employee's taxable year.

         The Plan will take a contribution into account for a Plan Year only if it is allocated to the Participant's account on a day within the Plan Year. The Plan will treat contributions made under plans that are aggregated for purposes of Code Sections 401(a) or 410(b) as made under a single plan.

         G. HARDSHIP WITHDRAWALS OF TAX-DEFERRED CONTRIBUTIONS. The Plan Committee may distribute all or a part of a Participant's Tax-Deferred Contribution Account, prior to the time such Account would otherwise be distributed, upon a showing of immediate and heavy financial hardship by the Participant in accordance with the provisions of this paragraph. A Participant may not withdraw the earnings on his tax-deferred contributions on account of hardship. A Participant's Tax-Deferred Contribution Account for purposes of hardship distributions shall be


                                                                  Page 27 of 97
                                                           Exhibit Index Page 8
valued as provided in Article VII, Paragraph A.4. A hardship distribution (a) must be on account of an immediate and heavy financial need and may not exceed the amount necessary to meet that need, and (b) must be necessary to satisfy a financial need which the Employee is unable to satisfy from other resources reasonably available to him. An immediate and heavy financial need shall be deemed to exist if the requested distribution is on account of:

               (1) Uninsured medical expenses as defined in Code Section 213 that have already been incurred by the Participant, the Participant's Spouse or a dependent of the Participant, or such expenses that have not already been incurred, provided prepayment of the expenses is necessary to obtain medical services;

               (2) Purchase of the Participant's principal residence (excluding mortgage or loan payments);

               (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve months of post- secondary education for the Participant, the Participant's Spouse, child or dependent, including graduate school and any approved trade or technical school;

               (4) Payment to prevent eviction of the Participant from his principal residence or foreclosure of a mortgage or other financing lien on the Participant's principal residence; or

               (5) Any other deemed immediate and heavy financial need that may be prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

               Such a distribution may include an amount necessary to pay taxes and penalties on the distribution.

               A distribution will be treated as necessary to satisfy a financial need if the Participant represents to the Plan Committee that the need cannot be satisfied through insurance, by

                                                                  Page 28 of 97
                                                           Exhibit Index Page 8
reasonable liquidation of assets, by cessation of contributions under the Plan or by other distributions or loans either from the Plan or any other
Plan maintained by the Employer or from a commercial source on reasonable commercial terms. The Committee may rely on written statements of the Participant as to existence of an immediate and heavy financial need and with respect to the unavailability of other sources of relieving that need.
Hardship distributions shall be administered by the Committee in accordance with uniform and nondiscriminatory standards applicable to all Participants.

         H. DATE OF PAYMENT. The Employer shall pay to the Trustee, within the time provided by law for filing of the Employer's income tax return (including extensions), the amount to be contributed pursuant to Paragraph A and Paragraph C.

         The Employer shall pay to the Trustee, within the time required by ERISA, tax-deferred contributions for the Plan Year on behalf of all Participants pursuant to Paragraph B of this Article IV.

         I. PROFIT SHARING PLAN. This Plan is designed to qualify as a profit sharing plan for purposes of Code Section 401(a), 402, 412, and 417. However, notwithstanding any other provision of the Plan, all contributions shall be made without regard to current or accumulated earnings and profits.

                                   ARTICLE V.

                             PARTICIPANT'S ACCOUNTS,
                         VALUATION, MAXIMUM CONTRIBUTION

         A. PARTICIPANT'S ACCOUNTS. The Committee or its delegate shall maintain a separate Employer discretionary contribution account (Employer Discretionary Contribution Account) a separate Tax-Deferred Contribution Account, and a separate Employer Matching Contribution Account, where applicable for each Participant, which accounts shall reflect the Participant's

                                                                  Page 29 of 97
                                                           Exhibit Index Page 8

Accrued Benefit. The Committee shall furnish each Participant who requests the same in writing a statement reflecting, on the basis of the latest available information, his Accrued Benefit and the nonforfeitable portion thereof or if no benefits are nonforfeitable, the earliest date on which benefits will be nonforfeitable. Only one such statement need be furnished a Participant each 12 months. The Employer may appoint the Trustee or any qualified third party to perform recordkeeping functions.

         B. ALLOCATION OF EMPLOYER DISCRETIONARY CONTRIBUTIONS. The Employer's discretionary contributions for a Plan Year pursuant to Paragraph A of Article IV shall be allocated to the Employer Discretionary Contribution Account of each Participant who is an Active Participant (as defined in Paragraph C of this Article V) in the proportion that each Active Participant's Compensation during the Plan Year bears to the Compensation of all such Active Participants during such year. Compensation for purposes of this Paragraph B is Compensation as defined in the first paragraph of Article II, Paragraph F of the Plan.

         C. ACTIVE PARTICIPANTS RECEIVE ALLOCATIONS. Only an Active Participant shall be entitled to share in the Employer's contributions for a particular Plan Year pursuant to Paragraph A of Article IV. An Active Participant means a Participant, employed on the Anniversary Date, who has met the eligibility requirements for Employer Discretionary Contributions described in Article III.

         Notwithstanding any language in this Paragraph C to the contrary, if this Plan would otherwise fail to meet the requirements of Code Sections 401(a)(26), 410(b)(1), or 410(b)(2)(A)(i) and the regulations thereunder because Employer discretionary contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

                  (1) The group of Participants eligible to share in the Employer's contributions


                                                                  Page 30 of 97
                                                           Exhibit Index Page 8
and any forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

                 (2) If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution and any forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

         Nothing in this Paragraph shall permit the reduction of a Participant's Accrued Benefit. Any amounts previously allocated to Participants may not be reallocated to satisfy these requirements. The Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations.

         If the Participant's failure to complete a Year of Service in the Plan Year results from his death, disability or retirement on or after age 65, he shall be considered an Active Participant for such year.

         D. VALUATION OF FUND. As of each Valuation Date, the Trustee shall determine the fair market value of each Fund in order to determine the percentage of increase or decrease in such fair market value when compared with the fair market value of such Fund as of the immediately preceding Valuation Date. As of each applicable Valuation Date, the Trustee shall

                                                                  Page 31 of 97
                                                           Exhibit Index Page 8
cause the value of Participants' accounts invested in each Fund to be adjusted proportionately so that such value will equal the fair market value of the Fund as of the date of such adjustment. The Employer, the Committee, and the Trustee do not in any manner or to any extent whatever warrant, guarantee or represent that the value of a Participant's accounts shall at any time exceed or equal the amount previously contributed thereto.

         E.       MAXIMUM CONTRIBUTIONS.

               1. ANNUAL ADDITION. The term "annual addition" for any Plan Year means the sum of:

                  a. The Employer's contributions on a Participant's behalf to the Employer's defined contribution plan(s) (any profit sharing and money purchase pension plans) including tax-deferred contributions hereunder;

                  b. The Participant's voluntary nondeductible contributions, if any, to the defined contribution plan(s) maintained by the Employer;

                  c. Any forfeitures allocated to the Participant's account under a profit sharing plan maintained by the Employer;

                  d. Amounts allocated for a Plan Year beginning after March 31, 1984, to a Code Section 415(l)(2) individual medical account that is part of a pension or annuity plan maintained by the Employer; and

                  e. Amounts paid or accrued after December 31, 1985, in taxable years ending after that date, for post-retirement benefits allocated to a separate account in a Code Section 419(e) welfare benefit fund maintained by the Employer. These amounts will not be subject to the present limitations of Code Section 415(c)(1)(B).

         Notwithstanding any other provision hereof, the annual addition to a Participant's accounts for any Plan Year shall not exceed the lesser of (i) $30,000, or, if greater, 1/4 of the

                                                                  Page 32 of 97
                                                           Exhibit Index Page 8
dollar limitation in effect under Code Section 415 (b)(1)(A), or (ii) 25% of the Participant's Compensation from the Employer for the Plan Year excluding from Compensation income deferred by the Participant pursuant to Paragraph B of Article IV for the Plan Year and salary reduction contributions to any Employer-sponsored Code Section 125 cafeteria plan.

         The Compensation limitation referred to in the preceding paragraph shall not apply to (i) any contributions for medical benefits (within the meaning of Code Section 419A(f)(2) or 401(n)) which are made after separation from service and which are otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(1)(1) or 419A(d)(2).

             2. EXCESS ANNUAL ADDITION. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, or other facts and circumstances to which Code regulation Section 1.415-6(b)(6) shall be applicable, the annual addition for a Participant exceeds the applicable limitations for the Plan Year, the annual addition shall be reduced as follows:

                  a. The amount of such excess consisting of Employee Voluntary Nondeductible Contributions shall be paid to the Employee as soon as administratively feasible.

                  b. The amount of the remaining excess consisting of the Employee's unmatched tax-deferred contributions shall be paid to the Employee as soon as administratively feasible.

                  c. The amount of any remaining excess consisting of matched tax-deferred contributions on behalf of an Employee and Employer matching contributions on behalf of such Employee shall be reduced pro rata. Such tax-deferred contributions shall be paid to the Employee as soon as administratively feasible, and such Employer matching contributions shall be allocated to a suspense account as forfeitures and applied as provided in (d) below).

                                                                  Page 33 of 97
                                                           Exhibit Index Page 8

                  d. The amount of any remaining excess consisting of Employer contributions to this Plan shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied to reduce future Employer contributions under this Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer.

         The limitation year above is the Plan Year. Notwithstanding any other provisions, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date. If an allocation is made to such suspense account, it shall contain no investment gains and losses or other income. Amounts in the suspense account are allocated as of each allocation date on which forfeitures may be allocated until the account is exhausted.

           3. For the purpose of this Paragraph E, the following rules shall control:

                  a. The $30,000 maximum shall be deemed adjusted for any Plan Year to conform to increases in the cost of living in accordance with regulations to be adopted by the Secretary of Treasury.

                  b. All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                  c. If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code
Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group

                                                                  Page 34 of 97
                                                           Exhibit Index Page 8

(as defined by Code Section 414(m)), all employees of such employers shall be considered to be employed by a single employer.

                  d. If the Employer or any trade or business which along with the Employer is a member of a group of trades or businesses (whether or not incorporated) which are under common control, as defined in (c), or if an affiliated service group to which the Employer belongs, as defined in (c), has adopted or hereafter adopts a defined benefit plan and a Participant hereunder is also a Participant thereunder, then the sum of the defined benefit plan fraction (as defined below) and the defined contribution plan fraction (as defined below) for any year may not exceed 1.0.

         For purposes of this Plan, the defined benefit plan fraction is a fraction:

                    i) The numerator of which is the projected annual benefit of the Participant under the defined benefit plan (determined as of the close of the year), and

                    ii) The denominator of which is the lesser of: (a) the product of 1.25 multiplied by $90,000 (or an adjusted figure determined in accordance with regulations issued by the Secretary of the Treasury), or (b) the product of 1.4 multiplied by an amount equal to the average of the Participant's highest three consecutive calendar years' Compensation.

         For purposes of this part, the defined contribution plan fraction for any year is a fraction:

                    iii) The numerator of which is the sum of the annual additions to the Participant's accounts under the Employer's defined contribution plan(s) as of the close of the year; and

                    iv) The denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer: (a) the product of 1.25 multiplied by the dollar limit in effect under Code Section 415(c)(1)(A) for each such year (determined without regard to Code Section 415(c)(6)), or (b)

                                                                  Page 35 of 97
                                                           Exhibit Index Page 8
the product of 1.4, multiplied by 25% of a Participant's Compensation from the Employer for each such year.

         If with respect to any Participant under this Plan, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year exceeds 1.0, and the defined benefit plan does not by its terms reduce the benefit due the participant at retirement to an amount which would reduce the sum of the fractions to 1.0, then the annual addition for that year to the Participant's account hereunder shall be reduced to a level at which the sum of the fractions equals 1.0.

         F. FORFEITURES AND REINSTATEMENT OF FORFEITURES. On each Anniversary Date, the nonvested Accrued Benefit of each Participant with respect to whom an Event of Forfeiture has occurred and who is not in the employ of the Employer on the Anniversary Date shall be forfeited. If a Participant terminates employment with the Employer, incurs an Event of Forfeiture, is thereafter reemployed, and has not incurred five consecutive One-Year Breaks in Service as of the Anniversary Date coinciding with or following the date of his reemployment, his forfeited Accrued Benefit shall be reinstated as if that nonvested Accrued Benefit had not been forfeited. Such a reinstatement shall occur on the Anniversary Date coinciding with or following such Participant's date of reemployment by allocating the required amount to the Participant's Employer Discretionary Contribution Account, first, from forfeitures occurring on such Anniversary Date, second, from Trust earnings allocated as of such Anniversary Date, and third, from extraordinary Employer contributions as required.

         Forfeitures shall be applied to reduce future Employer contributions.

                                ARTICLE VI.

                         Nonforfeitable Accrued Benefit

     A. ALLOCATIONS NOT VESTED. Allocations to Participants in accordance with the

                                                                  Page 36 of 97
                                                           Exhibit Index Page 8
provisions of Article V shall not vest any right or title to any part of the assets of the Trust.

     B. VESTING PERIOD. A Participant's Tax-Deferred Contribution Account shall be 100% vested at all times. A Participant's Employer Discretionary Contribution Account and Employer Matching Contribution Account shall vest in accordance with the following schedule:

         Completion of 1 Year of Service               0%
         Completion of 2 Years of Service             50%
         Completion of 3 Years of Service             75%
         Completion of 4 Years of Service            100%

         In crediting Years of Service to determine a Participant's nonforfeitable Accrued Benefit, the Committee shall apply the following rules using the Vesting Computation Period for purposes of determining Years of Service and One-Year Breaks in Service:

          1. Except as specifically hereinafter provided, all of an Employee's Years of Service with the Employer both prior to becoming a Participant and thereafter shall be taken into account.

          2. In the case of a Participant who terminates employment with the Employer and has no nonforfeitable right to an Accrued Benefit derived from Employer contributions, the Employer shall not give credit for Years of Service occurring before a One-Year Break in Service if, on the date the Participant first completes an Hour of Service following the date of termination, the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more. Years of Service before the break shall not include Years of Service not required to be taken into account by reason of any other rule under this Paragraph B.

          3. The Employer shall not give credit for Years of Service which are not disregarded under subparagraph 2 until the Participant has completed a Year of Service upon his

                                                                  Page 37 of 97
                                                           Exhibit Index Page 8
return during the Vesting Computation Period.

          4. The nonforfeitable percentage of a Participant's Accrued Benefit derived from Employer contributions made prior to five consecutive One-Year Breaks in Service shall be determined without regard to Years of Service occurring after such five consecutive One-Year Breaks in Service. Separate accounting shall be maintained for the pre-break Accrued Benefit.

     C. AMENDMENT TO VESTING COMPUTATION PERIOD OR VESTING SCHEDULE. The Employer may amend the Plan to provide for a different Vesting Computation Period so long as the new Vesting Computation Period, as amended, begins prior to the last day of the preceding Vesting Computation Period. No Plan amendment shall reduce a Participant's nonforfeitable Accrued Benefit. If the Plan vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, or if a different vesting schedule is applicable because a previously Top-Heavy Plan is no longer Top-Heavy, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable Accrued Benefit (accrued before and after the amendment) computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

      1.       Sixty (60) days after the amendment is adopted;

      2.       Sixty (60) days after the amendment becomes effective; or

      3. Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Committee.

     D. FULL VESTING. Upon a Participant's death, disability or attainment of age normal retirement age, the full amount credited to the Participant's Employer Contribution Account pursuant to Article V shall become fully vested and nonforfeitable.

                                                                  Page 38 of 97
                                                           Exhibit Index Page 8

     E. PARTICIPANT'S COMMENCEMENT OF EXCLUDED EMPLOYMENT. In the event a Participant transfers to an employment category excluded under Article III, the following shall control:

          1. For purposes of determining the Participant's right to, and the amount of an allocation of the Employer contribution, Hours of Service performed and Compensation received while the Participant was in a category excluded under Article III hereof shall not be counted.

          2. For purposes of determining the Participant's nonforfeitable Accrued Benefit, Hours of Service performed while the Participant was in an excluded category shall be counted.

                                  ARTICLE VII.

                            DISTRIBUTION OF BENEFITS

    A. RETIREMENT AGE AND OPTIONS. The normal retirement age shall be age 65 for all Participants, and each Participant or former Participant shall be entitled to retire upon the Valuation Date coinciding with or following attainment of normal retirement age.

          1. EMPLOYMENT AFTER NORMAL RETIREMENT AGE. If a Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall, pursuant to the terms of this Plan, continue to share in Employer contributions, forfeitures and increases and decreases in value, including fees and expenses until actual retirement and may elect tax-deferred contributions hereunder.

             a. ELECTION TO RECEIVE BENEFITS WHILE STILL EMPLOYED. A Participant who has attained normal retirement age may elect in writing to receive his Accrued Benefit prior to his actual retirement date in accordance with procedures established by the Committee; such a Participant shall continue to share in Employer contributions, forfeitures, and

                                                                  Page 39 of 97
                                                           Exhibit Index Page 8
increases and decreases in value, including fees and expenses, until actual retirement, and may elect tax-deferred contributions hereunder.

             b. REQUIRED RECEIPT OF BENEFITS IF AGE 70 1/2. Distribution of benefits shall commence to a Participant upon the later of his attaining age 70 1/2 or termination of employment. The required distribution shall commence no later than April 1 of the calendar year following the calendar year in which the later event occurs. Provided, in the case of a Participant who is a five percent (5%) owner of the Employer, the required distribution shall commence no later than April 1 of the calendar year following the calendar year in which occurs the earlier of the Participant's retirement or attainment of age 70 1/2.

         A Participant who is still employed by the Employer and to whom this subparagraph b. applies shall, until actual retirement, continue to share in any Employer contributions, forfeitures, and increases and decreases in value, including fees and expenses, until actual retirement, and may elect tax-deferred contributions hereunder.

          2. DATE OF RETIRED PARTICIPANT'S FIRST PAYMENT. A Participant who retires hereunder shall begin receiving his benefits as soon as is reasonably possible after his retirement date but no later than the date sixty (60) days after the close of the Plan Year in which the Participant retires, unless he elects to defer payment pursuant to subparagraph (3) below.

          3. DEFERRAL OF BENEFITS. A Participant who retires hereunder or terminates employment with a nonforfeitable Accrued Benefit in excess of $5,000 shall not be required to receive a distribution without his written consent. The Participant may elect to defer the commencement of his Plan benefits to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Such a Participant must make this election in writing on a form provided by the Committee. Such election shall include the current

                                                                  Page 40 of 97
                                                           Exhibit Index Page 8
amount of the Participant's nonforfeitable Accrued Benefit, the form of payment of the benefit, and the date on which payment shall commence. The Participant may change such election prior to the commencement of his deferred benefits, provided payments commence no later than the date required above.

         Failure of a Participant to consent to a distribution while a nonforfeitable Accrued Benefit in excess of $5,000 is immediately distributable shall be deemed an election to defer commencement of payment.

          4. FORM OF PAYMENT. A Participant who is eligible to receive benefits under this Paragraph shall receive his nonforfeitable Accrued Benefit in the form of a single payment equal to the Participant's nonforfeitable Accrued Benefit.

         The Participant's nonforfeitable Accrued Benefit shall be valued as of the Valuation Date coinciding with or immediately preceding the date of a payment, plus any contributions and minus any withdrawals since such Valuation Date, and adjusted with respect to the Plan Funds to reflect profits and losses since such Valuation Date in accordance with procedures adopted by the Committee from time to time and uniformly applied.

     B. DEATH. Each Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Committee. The beneficiary of a married Participant shall be his Spouse, unless the Spouse consents in writing to the designation of another specific beneficiary and acknowledges the effect of the consent. The consent shall be witnessed by a Committee member or a notary public. Such designation shall be filed with the Committee and may be changed by the Participant from time to time by filing a new designation in writing (together with the Spouse's consent where required). The designation last filed with the Committee shall control.

         If any Participant shall fail to designate a beneficiary or if the person or persons designated predecease the Participant and there is no designated successor, the Participant's

                                                                  Page 41 of 97
                                                           Exhibit Index Page 8
beneficiary shall be the following in the order named:

            a.       Surviving Spouse at date of death,

            b.       Then living issue, PER STIRPES (lawful issue and adopted),

            c.       Then living parents, in equal shares,

            d. Brothers and sisters, in equal shares, provided that if any brother or sister is not then living, his or her share shall be distributed to his or her then living issue, per stirpes, and

            e.       Estate of the Participant.

     DEATH PRIOR TO COMMENCEMENT OF BENEFITS. A Participant's beneficiary shall receive the Participant's Accrued Benefit in a single payment. The beneficiary may select the date of payment, subject to the following rules:

            a. A beneficiary may elect to receive payment on any date that is a reasonable time after the Participant's death.

            b. All payments to the beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs, except that such payments may extend beyond that five-year period if the Participant designated a beneficiary who is the Participant's Spouse, and that beneficiary elects to have payments commence not later than the later of (a) December 31 of the calendar year in which the Participant would have attained age 70 1/2 or (b) December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

         The beneficiary's selection of the date of payment shall be in writing on a form furnished by the Committee. If the beneficiary is the Participant's Spouse and the Spouse elects to postpone payment of the Participant's Accrued Benefit, the Spouse shall designate a beneficiary

                                                                  Page 42 of 97
                                                           Exhibit Index Page 8
or beneficiaries in accordance with the provisions of this Paragraph B as if the Spouse was the Participant. If such Spouse dies before payments commence hereunder, the provisions of this Paragraph B shall be applied as if the Spouse was the Participant.

         If the Participant's beneficiary fails to make a written election as to the time of payment before December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs, and the Participant did not designate his Spouse as beneficiary, the Committee shall direct the Trustee to pay the benefit in a single sum to the Participant's beneficiary not later than such December 31. If the Participant's Spouse as designated beneficiary fails to make a written election as to the form and time of payment before the later of (i) December 31 after the Participant would have attained age 70 1/2 or (ii) December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs, the Committee shall direct the Trustee to distribute the Participant's Accrued Benefit in a single sum on or before the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2 or December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs.

         A payment hereunder shall be valued as of the Valuation Date coinciding with or preceding the date of such payment, plus any contributions and minus any withdrawals since such Valuation Date, and adjusted to reflect profits and losses since such Valuation Date in accordance with procedures adopted by the Committee from time to time and uniformly applied.

         C. DISABILITY. Disability means that a Participant, by reason of mental or physical disability, is incapable of performing the duties of his customary position with the Employer for an indefinite period which, in the opinion of the Committee, is expected to be of a long continual duration. In the event of disability, said Participant's Accrued Benefit shall be distributed to him if he so elects in the same manner as if he had attained full retirement age as provided in Paragraph A above. Such benefit shall be valued as of the Valuation Date coinciding with or

                                                                  Page 43 of 97
                                                           Exhibit Index Page 8
immediately preceding the date of distribution, plus any tax-deferred and minus any withdrawals since such Valuation Date. Disability shall be established to the satisfaction of the Committee. If the Participant shall disagree with the Committee's findings, disability shall be established by the certificate of a physician, selected by the Participant and approved by the Committee, or if the physician selected by the Participant shall not be approved by the Committee, then by a majority of three physicians, one selected by the Participant (or his Spouse, child, parent, or legal representative in the event of his inability to select a physician), one by the Committee, and the third by the two physicians selected by the Participant and the Committee.

         D. TERMINATION OF EMPLOYMENT. In the event a Participant voluntarily or involuntarily terminates employment with a nonforfeitable Accrued Benefit of $5,000 or less, the Participant shall be paid such Accrued Benefit in a single payment as soon as is reasonably possible after the date he terminates employment. If the Participant's nonforfeitable Accrued Benefit exceeds $5,000 at the time it first becomes available for distribution, such benefit shall be paid as provided in Paragraph A(4) of this Article within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant consents to an earlier distribution or elects to defer payments as provided in Paragraph A(3) of this Article.

         If, at the time a Participant terminates employment, the Participant has completed 1,000 Hours of Service in the Plan Year, the vesting percentage used to compute his distribution shall reflect an additional Year of Service.

         The Committee shall file such reports with the Secretary of Labor and Treasury and provide such information to a terminated Plan Participant as is required by law and regulations.

         Anything in this Article VII, Paragraph D to the contrary notwithstanding, the forfeitable portion of a Participant's account shall be subject to the forfeiture provisions of Article V, Paragraph F.

                                                                  Page 44 of 97
                                                           Exhibit Index Page 8

         E. TIME OF FIRST PAYMENT. Upon death, attainment of normal retirement age by a Participant who has separated from service with the Employer, termination of employment with a vested Accrued Benefit of less than $5,001, or receipt by the Committee of a disabled Participant's election to receive disability benefits, distribution of an affected Participant's nonforfeitable Accrued Benefit shall commence as soon as is reasonably possible, but in no event shall distribution commence later than sixty (60) days following the Plan Year during which such aforementioned event occurs, provided that if a Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of Paragraphs A(3) or B of this Article VII and such an election is made, commencement of benefits shall be deferred to the date elected by the Participant or beneficiary.

         F. DISTRIBUTION OF ALLOCATION ATTRIBUTABLE TO LAST YEAR OF PARTICIPATION. The amount, if any, allocated to the Participant's account for the Plan Year in which an event described in Paragraph E occurs shall be paid no later than sixty days after the end of such Plan Year, unless the Participant or beneficiary elects to defer the commencement of benefits in accordance with Paragraph A(3) or B of this Article VII, or fails to consent to the distribution as required by this Article.

         G. DISTRIBUTION TO PERSONS UNDER DISABILITY. Distributions to minors or incompetents may be made by the Trustee either (1) directly to the minor,
(2) to the legal guardians of the minor or incompetent, or (3) to the parent of the minor. The Trustee shall not be required to see to the application of any such distribution so made to any of said persons, but his or their receipts therefor shall be a full discharge of the Trustee.

         H. NO REDUCTION IN BENEFITS BY REASON OF INCREASE IN SOCIAL SECURITY BENEFITS. Notwithstanding any other provision of the Plan, in the case of a Participant who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the

                                                                  Page 45 of 97
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

Employer and who has a nonforfeitable Accrued Benefit, such benefits will not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act.

                                  ARTICLE VIII.

                         PROVISION AGAINST ANTICIPATION

         A. NO ALIENATION OF BENEFITS. Until distribution pursuant to the terms hereof and except as hereinafter provided in this Article VIII, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, proceeds, or avails of the funds set aside for him under the terms of this Plan, and no such benefits, proceeds, or avails shall be subject to seizure by any creditor of the eligible Employee under any writ or proceedings at law or in equity.

         B. QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any other Plan provision, the following procedures shall apply when any domestic relations order (entered on or after January 1, 1985) is received by the Plan with respect to a Participant.

            1. The Committee shall promptly notify the Participant, and (a) each person named in the order as entitled to payment of Plan benefits, and
(b) any other person entitled to any portion of the Participant's Plan benefits (persons referred to in (a) and (b) are hereafter alternate payees) of the receipt of such order and of the Committee's procedures for determining the qualified status of the order. The Committee shall permit each alternate payee to designate a representative for receipt of copies of notices.

            2. Immediately upon receipt of such order, the Committee shall direct the Trustee to segregate in a separate account the amounts which are in pay status and which are payable to the alternate payee under the order.

            3. The Committee shall meet promptly after receipt of the order and determine whether the order is a Qualified Domestic Relations Order. The Committee shall

                                                                  Page 46 of 97
                                                           Exhibit Index Page 8
promptly notify the Participant and each alternate payee of its decision. A Qualified Domestic Relations Order is any judgment, decree or order
(including approval of a property settlement agreement) that:

              a. Relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

              b. Is made pursuant to a State domestic relations law (including a community property law);

              c. Creates or recognizes the existence of an alternate payee's right to receive all or a portion of a Participant's Plan benefits;

              d. Clearly specifies (i) the name and last known mailing address, if any, of the Participant, and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the plan to which the order applies;

              e. Does not require the Plan to provide any form of benefit not otherwise provided by the Plan or any increased benefits, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

          4. The Committee's decision shall be final unless the Participant or an alternate payee gives written notice of appeal within 60 days after receipt of the Committee's decision.

          5. If within 18 months an order is finally determined to be a Qualified Domestic Relations Order, the segregated amounts plus interest (if any) shall be paid to the

                                                                  Page 47 of 97
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

persons entitled thereto, and thereafter the alternate payee shall receive payments pursuant to the terms of the order. Amounts subject to the order which are not in pay status shall be transferred to a separate account in the name of the alternate payee and thereafter held for such payee's benefit pursuant to the terms of the order. If within 18 months the order is determined not to be a Qualified Domestic Relations Order, or if the issue has not been finally determined, the Committee shall pay the segregated amounts to the person who would have been entitled thereto if there had been no order. Any determination that an order is qualified after the close of the 18 month period shall be applied prospectively only.

          6. The Committee's procedures shall generally conform to the Plan's claims procedures.

                                  ARTICLE IX.

                        ADMINISTRATIVE COMMITTEE - NAMED

                           FIDUCIARY AND ADMINISTRATOR

         A. APPOINTMENT OF COMMITTEE. The Board of Directors of the Employer shall appoint an Administrative Committee of one or more persons (herein referred to as the "Committee"). The Committee shall perform administrative duties set forth in part hereinafter and serve for such terms as the Board of Directors may designate or until a successor has been appointed or until removal by the Board of Directors. The Board of Directors shall advise the Trustee in writing of the names of the members of the Committee and any changes thereafter made in the membership of the Committee. Vacancies due to resignation, death, removal, or other causes shall be filled by the Board of Directors. Members shall serve without compensation for service. All reasonable expenses of the Committee shall be paid by the Employer. The number of Committee members may be changed by the Board of Directors of the Employer at any time.

                                                                  Page 48 of 97
                                                           Exhibit Index Page 8

         B. COMMITTEE ACTION. The Committee shall choose a secretary who shall keep minutes of the Committee's proceedings and all data, records, and documents pertaining to the Committee's administration of the Plan. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

         C. RIGHTS AND DUTIES. The Committee shall be the Plan administrator and named fiduciary of the Plan and shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Committee shall include but shall not be limited to the following:

             1. Determining all questions relating to the eligibility of Employees to participate;

             2. Computing and certifying to the Trustee the amount and kind of benefit payable to Participants, Spouses and beneficiaries;

             3. Authorizing all disbursements by the Trustee from the Trust;

             4. Establishing and reducing to writing and distributing to any Participant or beneficiary a claims procedure, and administering that procedure including the processing and

                                                                  Page 49 of 97
                                                           Exhibit Index Page 8
determination of all appeals thereunder;

             5. Maintaining all necessary records for the administration of the Plan other than those which the Trustee has specifically agreed to maintain pursuant to this Plan and Trust Agreement; and

             6. Interpretation of the provisions of the Plan and publication of such rules for the regulation of the Plan as in the Committee's sole, absolute and uncontrolled discretion are deemed necessary and advisable and which are not inconsistent with the terms of the Plan or ERISA.

         D. INVESTMENTS. The Committee shall be the named fiduciary with respect to the control and management of the assets of the Plan and may appoint in writing one or more investment managers, including insurance companies, banks or investment advisors registered under the Investment Advisors Act of 1940 to manage and control the investments of the Plan. Alternatively, or in addition, the Committee may instruct the Trustee in writing to invest plan assets in shares of one or more registered investment companies selected by the Committee. Each investment manager selected by the Committee shall acknowledge in writing that it is fiduciary of the Plan and that it has complied with all bonding requirements of ERISA. Any such investment manager shall provide evidence satisfactory to the Committee of its fiduciary liability insurance with limits deemed adequate by the Committee. With respect to a Participant who elects to direct the investment of his or her own account through an individual brokerage account established with the Employer, the Committee shall have no responsibility or authority to control or manage the assets of the Plan allocated to the account.

         E. INFORMATION - REPORTING AND DISCLOSURE. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their continuous regular employment,

                                                                  Page 50 of 97
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

their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Committee may require, and the Committee shall furnish the Trustee such information as may be pertinent to the Trustee's administration of the Plan. The Committee as Plan Administrator shall have the responsibility of complying with the reporting and disclosure requirements of ERISA to the extent applicable.

         F. STANDARD OF CARE IMPOSED UPON THE COMMITTEE. The Committee shall discharge its duties with respect to the plan solely in the interest of the participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (3) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (4) in accordance with the Plan and Trust Agreement.

         G. ALLOCATION AND DELEGATION OF RESPONSIBILITY. The Committee may by written rule promulgated under Paragraph C above allocate fiduciary responsibilities among Committee members and may delegate to persons other than Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

         In the event that a responsibility is allocated to a Committee member, no other Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a responsibility is delegated to a person other than a Committee member, the Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may

                                                                  Page 51 of 97
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


otherwise be required by law.

         H. BONDING. Where required by law, each fiduciary of the Plan and every person handling Plan funds shall be bonded. It shall be the obligation of the Committee to assure compliance with applicable bonding requirements. The Trustee shall not be responsible for assuring compliance with the bonding requirements.

         I. CLAIMS PROCEDURE. As required by Paragraph C, the Committee shall establish a claims procedure which shall be reduced to writing and provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied. The procedure shall provide for adequate notice in writing to any such Participant or beneficiary and the notice shall set forth the specific reasons for denial of benefits written in a manner calculated to be understood by the Participant or beneficiary. The procedure shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review by the Committee of the decision denying the claim. The Trustee shall have no responsibility for establishing such a procedure or assuring that it is carried out.

         J. FUNDING POLICY. The Committee shall be responsible for establishing and carrying out a funding policy for the Employer's Plan. In establishing such a policy, the short-term and long-term liquidity needs of the Plan shall be determined to the extent possible by considering among other factors the anticipated retirement date of Participants, turnover and contributions to be made by the Employer. The funding policy and method so established shall be communicated to the Trustee.

         K. INDEMNIFICATION. The Employer does hereby indemnify and hold harmless each Committee member and the Trustee from any loss, claim, or suit arising out of the performance of obligations imposed hereunder and not arising from said Committee member's or Trustee's willful neglect or misconduct or gross negligence.

                                                                  Page 52 of 97
                                                           Exhibit Index Page 8

                                   ARTICLE X.

                            INVESTMENT OF TRUST FUNDS

         A. INVESTMENTS. Each Participant may elect to direct the investment of his account through one (but not a combination of both) of the following:
(1) by establishing an individual brokerage account with a brokerage firm selected by the Committee, or (2) by choosing among the pooled investment funds offered under the Plan, which shall be designated by the Committee and are subject to change from time to time.

         To the extent a Participant exercises control over the investment of his account, the Trustee shall have no responsibility or authority to invest or reinvest, manage or control the assets of such account.

         Each pooled investment fund offered under the Plan shall consist of a diversified portfolio of securities under the management of an investment manager selected by the Committee or a registered investment company selected by the Committee. Participant direction with respect to the investment of his or her accounts shall be made in accordance with rules adopted by the Committee and uniformly applied. Transfer among the accounts or from the brokerage account to the pooled funds shall be permitted by the Committee pursuant to rules adopted by the Committee and uniformly applied. In the event a participant fails to direct the investment of his account, the account shall be invested in such pooled fund or funds as shall be selected by the Trustee.

         Subject to Paragraph C of this Article X, the Trustee is hereby granted full power and authority to invest to reinvest the principal and income of the Trust Fund in such assets as shall be directed by the Committee or the investment manager or managers. Without limiting the generality of the foregoing, the Trustee may invest in common stocks, collective investment funds (the terms of which are incorporated herein by reference), registered investment company

                                                                  Page 53 of 97
                                                           Exhibit Index Page 8
shares, real estate, government, municipal or corporate bonds, debentures or notes, or any other form of income producing property, whether real, personal or mixed, including corporate stock, corporate stock and life insurance policies on key employees or the employer for the benefit of the Trust.

         The Trustee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant's exercise of control over all or part of the investment plan accounts.

         B. STANDARD OF CARE IMPOSED UPON TRUSTEE. The Trustee shall discharge its responsibilities hereunder solely in the interests of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries, and defraying reasonable expenses of administering the Plan; (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (3) by diversifying the investments of the Plan so as to minimize the risk of large losses; and (4) in accordance with the terms of this Plan and Trust Agreement.

         C. APPOINTMENT OF INVESTMENT MANAGER. The Committee may appoint an Investment Manager or Managers to manage all or any portion of the Plan assets. Such Investment Manager or Managers shall be registered as an investment advisor under the Investment Advisor Act of 1940 or shall be a bank or insurance company exempt from registration. If an Investment Manager or Managers is appointed to manage and control all or any portion of the Plan assets, the Trustee and the Committee shall exercise no authority or discretion in the management and control of such assets. The Trustee shall invest and reinvest such assets in accordance with the instructions of the Investment Manager or Managers appointed by the Committee.

                                                                  Page 54 of 97
                                                           Exhibit Index Page 8

         The Committee may terminate the appointment of any Investment Manager or modify the terms of such appointment by written notice to the Trustee and the Investment Manager. No appointment of any Investment Manager shall be effective until the Investment Manager has acknowledged in writing that it is a fiduciary of the Plan and has complied with all applicable bonding requirements of ERISA.

         An Investment Manager appointed by the Committee shall discharge its duties in accordance with the standard of care imposed by Paragraph B of this Article.

         The Trustee and the Committee shall not be liable for the acts or omissions of such Investment Manager or Managers appointed by the Committee nor be under any obligation to invest or otherwise manage any asset of the Trust Fund which is subject to the management of such Investment Manager or Managers.

                                   ARTICLE XI.

                          POWERS AND DUTIES OF TRUSTEE

    A. POWERS OF TRUSTEE. The Trustee shall have the power with regard to Trust property:

          1. to sell, convey, transfer, mortgage, pledge, lease, or otherwise dispose of the same without the approval of any court and without obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;

          2. to exchange property or securities for other property or securities;

          3. to keep any or all securities or other property in the name of a nominee;

          4. to vote, either in person or by proxy, any shares of stock held as part of the assets of this Trust;

          5. to collect the principal or income of the Trust as the same shall become due and payable and, if necessary, to take such legal action as it determines to be in the best

                                                                  Page 55 of 97
                                                           Exhibit Index Page 8
interest of the Trust to collect any sum of money due the Trust. The Trustee shall be under no obligation to commence suit unless it shall have been first indemnified by the Trust Fund with respect to expenses or losses to which it may be subjected through taking such action;

          6. to borrow money for Trust purposes and to have power to execute and deliver notes, mortgages, pledges, or other instruments as may be necessary in connection therewith;

          7. to pay the expenses of the Trust out of the Fund, including any taxes and reasonable compensation for its services as Trustee, if and to the extent that the Employer does not pay such expenses and compensation; provided, however, all expenses incurred by a Participant in directing the investment of his individual Plan Account(s) shall be paid from such Account(s);

          8. generally to do all such acts, execute all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to the assets of the Trust as it deems necessary to carry out its obligations hereunder to the extent consistent with the rights of Participants and beneficiaries and the standard of care imposed by Paragraph B of Article X.

    B. ANNUAL ACCOUNTS. The Trustee within a reasonable period following the close of each Plan Year of the Trust (not to exceed 120 days) shall render to the Employer and to the Committee a certified account of its administration of the Trust during the preceding year which shall include such information maintained by the Trustee which is necessary to enable the Plan Administrator to comply with the reporting requirements of federal law. The Trustee is hereby relieved of all obligations of the Trustees Accounting Act of the State of Washington.

    C. NOTICES AND DIRECTIONS. Whenever a notice or direction is given to the Trustee, the instrument shall be signed in the name of the Committee as authorized in Paragraph B of Article X. The Trustee shall be protected in acting upon any such notice, resolution, order,

                                                                  Page 56 of 97
                                                           Exhibit Index Page 8
certificate, opinion, telegram, letter, or other document believed to be genuine and to have been signed by the proper party or parties and may act thereon without notice to any Participant and without considering the rights of any Participant. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan and shall send checks and other papers to such persons at addresses as may be furnished it by the Committee. Provided, that, a notice or direction by a Participant who has elected to direct the investment of his individual Plan Accounts shall be signed by the Participant, and the Trustee shall be protected in acting upon any such notice, resolution, order, certificate, opinion, telegram, letter or other document believed to be genuine and to have been signed by the Participant and may act thereon without notice to any Participant.

                                  ARTICLE XII.

                               TRUST CONSTRUCTION

         This agreement shall be construed in accordance with ERISA and regulations issued thereunder and, to the extent applicable, the laws of the State of Washington.

                                  ARTICLE XIII.

                              LIABILITY OF TRUSTEE

    A. ACTIONS OF TRUSTEE CONCLUSIVE. In the performance of its duties under this Trust, the Trustee shall exercise good faith and comply with the standard of care imposed upon it and with the terms of this agreement. The Trustee shall have the authority to interpret its responsibilities hereunder and in the absence of fraud or breach of fiduciary responsibility, the Trustee's interpretation shall be conclusive. In case any dispute or doubt arises as to the Trustee's rights, liabilities or duties hereunder, the Trustee may employ counsel and take the advice of such counsel as it may select and shall be fully protected in acting upon and following such advice except to the extent otherwise provided by law.

                                                                  Page 57 of 97
                                                           Exhibit Index Page 8

    B. DISTRIBUTIONS BY TRUSTEE. Until the Trustee receives written notice of any agreement or occurrence having effect upon any rights hereunder, including but not limited to birth, marriage, divorce, death, and/or agreements between Spouses, the Trustee shall incur no liability for distributions made pursuant to the Committee's instructions.

                                  ARTICLE XIV.

                        RESIGNATION OR REMOVAL OF TRUSTEE

    A. RESIGNATION. The Trustee may resign at any time by giving the Employer sixty (60) days' written notice of such resignation, sent by registered mail, addressed to the last known offices of the Employer, and in such event the Employer shall designate a successor Trustee within sixty (60) days, failing in which the Trustee shall petition the Superior Court of the State of Washington to designate a successor Trustee, which successor Trustee may be a corporate Trustee or an individual Trustee.

    B. REMOVAL. The Employer may, by action of its Board of Directors, remove a Trustee, with or without cause, by giving the Trustee at least sixty (60) days' written notice and by appointing a successor Trustee or Trustees, corporate or individual, or any combination of Trustees.

    C. WAIVER. The Trustee and the Employer may agree to waive such written notice or may cause a resignation or removal to become effective before the running of the notice period.

    D. SETTLEMENT OF ACCOUNT. In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either (1) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (2) by agreement of settlement between the Trustee, Committee, and the Employer. Upon such settlement, all right, title, and interest of such Trustee in the assets of


                                                                  Page 58 of 97
                                                           Exhibit Index Page 8
the Trust and all rights and privileges under this agreement theretofore vested in such Trustee shall vest in the successor Trustee, and thereupon all of such Trustee's responsibility hereunder shall terminate, provided, however, that the Trustee shall execute, acknowledge, and deliver all documents and written instruments which are necessary to transfer and convey the right, title, and interest in the trust assets and all rights and privileges to the successor Trustee.

         E. DUTIES BEFORE AND AFTER SUCCESSOR'S APPOINTMENT. Pending appointment of any successor Trustee and acceptance of such appointment, the remaining Trustee or Trustees shall have full power and authority to take any action hereunder. Upon accepting appointment as a successor Trustee, the successor Trustee shall have the same duties and obligations as those imposed upon the Trustee by this Agreement, provided, however, no successor Trustee shall be liable or responsible for anything done or omitted in the administration of the Fund prior to the date he became Trustee.

                                   ARTICLE XV.

                                      SUITS

         If any person or party to this agreement shall request the Trustee to bring any action at law or suit in equity to determine any of the provisions or rights arising out of this agreement, the Trustee shall not be obligated to bring such suit unless the Trustee is fully indemnified for all costs of such action, including a reasonable sum for attorneys' fees.

                                  ARTICLE XVI.

                           MERGERS AND CONSOLIDATIONS

         In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to receive a benefit immediately after such a merger, consolidation or transfer, which is equal to the benefit he would have been entitled to immediately before if the Plan had been terminated.

                                                                  Page 59 of 97
                                                           Exhibit Index Page 8

                                  ARTICLE XVII.

                   AMENDMENT AND TERMINATION OF PLAN AND TRUST

    A. RIGHT TO AMEND AND TERMINATE. The Employer represents that the Plan is intended to be a continuing and permanent program for Participants, but reserves the right to terminate the Plan and Trust at any time. The Employer may, by action of the Board, modify, alter, or amend this Plan and Trust in whole or in part, provided that no such modification, alteration, or amendment shall enlarge the duties or liabilities of the Trustee without its consent, nor reduce the Participant's Accrued Benefit hereunder, except to the extent permitted by Code Section 412(c)(8). For purposes of this Article, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing the Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

     B. NO REVESTING. No termination, modification, alteration, or amendment shall have the effect of revesting in the Employer any part of the principal or income of the Trust, except as otherwise permitted by the Plan.

     C. EXCLUSIVE BENEFIT OF EMPLOYEES. At no time during the existence of this Plan and Trust or at its termination may any part of the Trust corpus or income be used for or directed to purposes other than for the exclusive benefit of the Participants hereof or their beneficiaries.

    D.  TERMINATION.

        1. This Plan and Trust shall terminate upon the occurrence of any of the following:

              a.       Written notice of the Employer to the Trustee;

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


              b. Complete discontinuance of contributions by the Employer;

              c. The dissolution or merger of the Employer unless a successor to the business agrees to continue the Plan and Trust by executing an appropriate agreement, in which event such successor shall succeed to all the rights, powers and duties of the Employer.

          2. In the event that the Employer is taken over by a successor who agrees to continue the Plan, the employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

          3. Notwithstanding any provision hereof to the contrary, upon termination or partial termination of the Plan and Trust, or upon complete discontinuance of contributions to the Plan, the interest of all affected Participants and all unallocated units, shares, or amounts shall fully vest and become nonforfeitable. Upon termination, the Trust Fund shall be liquidated by the Trustee as promptly as shall then be reasonable under the circumstances, and each Participant shall receive his Accrued Benefit in the form described in Article VII, Paragraph A(4), provided that a Participant shall not receive his Tax-Deferred Contribution Account or any qualified nonelective contributions under Code Section 401(m)(4)(C), and any income thereon, on account of Plan termination unless the Plan termination occurs without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan).

                                 ARTICLE XVIII.

                  TOP HEAVY PLANS DEFINED AND OTHER DEFINITIONS

    A. TOP HEAVY PLAN. The Plan is Top Heavy and subject to the requirements of this Article and Article XIX if for a Plan Year, as of the Determination Date, the Accrued Benefits of Key Employees in the Plan aggregated with the Accrued Benefits of Key Employees in all qualified plans maintained by the Employer and each member of the Controlled Group exceed 60% of the Accrued Benefits of all employees (excluding Non-Key Employees who were Key

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

Employees in a prior plan year) in all qualified plans maintained by the Employer and all members of the Controlled Group which are in the Required Aggregation Group (the Top Heavy Test). Provided, the foregoing shall not apply and the Plan shall not be Top Heavy if the Plan is Permissively Aggregated and as a result the Top Heavy Test results in a percentage of 60% or less.

    B. ADDITIONAL DEFINITIONS FOR USE IN THIS ARTICLE AND ARTICLE XIX.

       1.  ACCRUED BENEFITS.  Accrued Benefits means:

             a. for each defined contribution plan, the Employee's account balances as of the Valuation Date coinciding with the Determination Date, adjusted for contributions required to be made under Code Section 412, and to be allocated as of a date not later than the Determination Date, although not yet contributed; and

             b. for each defined benefit plan, the present value as of the Valuation Date coinciding with the Determination Date of the employee's accrued benefits determined pursuant to the plan's provisions.

         In computing a. and b., all benefits attributable to Employer contributions and all benefits attributable to Employee contributions (excluding deductible Employee contributions, if any) are to be taken into consideration. All such benefits of individuals who have not performed services for the Employer or a member of the Controlled Group maintaining this Plan any time during the five-year period ending on the Determination Date are not taken into consideration. All distributions made in the Plan Year including the Determination Date and in the four preceding Plan Years are to be added back, including distributions from a terminated plan of a member of the Controlled Group, and excluding amounts which were rolled over or transferred to a plan of a member of the Controlled Group under circumstances which require such amounts to be considered part of the accrued benefit under the recipient plan. Rollovers and transfers to this

                                                                  Page 62 of 97
                                                           Exhibit Index Page 8

Plan or a plan of a member of the Controlled Group initiated by an Employee and made after December 31, 1983, are not to be taken into consideration in computing a. and b. above. Such rollovers and transfers on or prior to such date are to be considered. No accrued benefits of a Non-key Employee with respect to this Plan or any plan aggregated under subparagraph 7 or 8 below) for a Plan Year shall be taken into consideration if the Non-Key Employee was a Key Employee with respect to such plan for any prior Plan Year.

       2. CONTROLLED GROUP. Controlled Group means all employers required to be aggregated under Code Section 414(b), (c) or (m).

       3. DETERMINATION DATE. Determination Date means the last day of the plan year preceding the plan year in question or, in the first plan year, the last day thereof. Where plans other than this Plan are in question, the Determination Date for each plan shall be the last date of the plan year that falls within the same calendar year.

       4. KEY EMPLOYEE. Key Employee means any employee or former employee of an employer (including the beneficiary of any such deceased person) who at any time during the Plan Year or any of the four preceding Plan Years is or was:

         a. an officer receiving annual Compensation greater than 50% of the dollar limit in effect under Code Section 415(b)(1)(A) for any such plan year. The number of officers of all members of the Controlled Group required to be taken into account shall be limited to 50 employees (or, if lesser, the greater of three or ten percent of employees) and shall not include employees described in Code Section 414(q)(8);

         b. one of the ten employees (i) receiving annual Compensation greater than the dollar limit in effect under Code Section 415(c)(1)(A) for any such plan year and (ii) owning the largest interest of the employer; provided that if two employees own the same interest in the employer, the employee receiving greater annual Compensation shall be treated as

                                                                  Page 63 of 97
                                                           Exhibit Index Page 8
having a larger interest;

         c. an employee owning more than five percent of the Employer;

         d. an employee receiving annual Compensation in excess of $150,000 and owning more than one percent of the employer.

         In determining ownership of an employer, the rules of Code Section 318 shall be applied substituting 5 percent for 50 percent in subparagraph
(C) of Code Section 318(a)(2). In the case of an unincorporated employer, ownership shall be determined in accordance with regulations promulgated by the Secretary of the Treasury. Code Section 414(b),(c) and (m) shall not apply for purposes of determining ownership of an employer.

       5. MINIMUM BENEFIT ACCRUAL. Minimum Benefit Accrual means a benefit payable in the form of a life annuity at normal retirement age under a defined benefit plan which equals not less than the lesser of (1) 20% of average Compensation or (2) 2% of average Compensation times Years of Service. Average Compensation means the average of the employee's Compensation for the five consecutive years when the employee had the highest aggregate Compensation. Years of Service prior to January 1, 1984 are not taken into account. A Year of Service is disregarded if the Plan is not Top Heavy for the Plan Year ending during the Year of Service. Compensation in years following the last Plan Year in which the Plan is top heavy is not taken into account.

       6. NON-KEY EMPLOYEE. Non-key Employee means any employee who is not a Key Employee.

       7. PERMISSIVELY AGGREGATED.  Permissively Aggregated means:

          a. the Required Aggregation Group; and

          b. such additional plans which may be aggregated without violating the requirements of Code Sections 410 and 401(a)(4).

                                                                  Page 64 of 97
                                                           Exhibit Index Page 8

       8.  Required Aggregation Group.  Required Aggregation Group means:

           a. all qualified plans of the employer and each member of the Controlled Group in which a Key Employee is a participant; and

           b. each other qualified plan which must be considered along with the plans in a. in order for the Plan to meet the requirements of Code Sections 410(b) and 401(a)(4).

       9. SUPER TOP HEAVY PLAN. A Super Top Heavy Plan is a Top Heavy Plan as defined in this Plan with 90% substituted for 60% in the Top Heavy Test.

                                  ARTICLE XIX.

                             ADDITIONAL REQUIREMENTS
                          APPLICABLE TO TOP HEAVY PLANS

    A. MINIMUM VESTING REQUIREMENTS. For each Plan Year that the Plan is subject to the provisions of this Article, a Participant's nonforfeitable Accrued Benefit in his Employer Contribution Account, shall be determined in accordance with the schedule in Article VI.

    B. MINIMUM EMPLOYER CONTRIBUTIONS.

       1. GENERAL RULE. Except as provided in subparagraphs 2. and 3.
hereof, for each Plan Year that the Plan is subject to the provisions of this Article, each Non-key Employee Participant shall receive an allocation, without regard to any Social Security contribution, to his Employer Contribution Account of the lesser of:

           a. three percent of his Compensation (as defined in Article II, Paragraph F), or

           b. the highest percentage of Compensation (as defined in Article II, Paragraph F) allocated to the account of a Key Employee. This subparagraph b. shall not apply and the required contribution shall be 3% if exclusion of the Plan from the Required Aggregation Group would cause a defined benefit plan in the Required Aggregation Group to fail to meet the

                                                                  Page 65 of 97
                                                           Exhibit Index Page 8
requirements of Code Section 401(a)(4) or 410.

         In applying this subparagraph 1., failure of a Participant to complete a Year of Service, make mandatory contributions, if required, or receive Compensation sufficient to justify an allocation during the Plan Year shall not render such Participant ineligible to receive a minimum employer contribution under this Paragraph B.

    2. EXCEPTIONS. Subparagraph 1. does not apply with respect to a Participant who

        a. terminates employment with the Employer and all members of the Controlled Group prior to the last day of the Plan Year, or

        b. is a participant in another defined contribution plan which is in the Required Aggregation Group and receives an allocation to his employer contribution account in such plan equal to the above (for the plan year ending on or before the Determination Date), or

        c. is a participant in a defined benefit plan which is in the Required Aggregation Group and receives thereunder for the plan year the Minimum Benefit Accrual for the plan year ending on or before the Determination Date.

    3. EMPLOYEE PARTICIPATING IN DEFINED BENEFIT PLAN. For each Non-Key Employee Participant who is also a participant in a defined benefit plan which is in the Required Aggregation Group and which does not provide the Minimum Benefit Accrual for the plan year ending on or before the Determination Date, subparagraph 1. shall be applied substituting 5% of compensation for subparagraphs 1.a. and b.

    4. SPECIFIC RULES. In determining the Minimum Employer Contribution hereunder, the following rules shall govern:

       a. Compensation in excess of $200,000 (as adjusted pursuant to Code
Section 416(d) (2)) shall not be considered.

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               b. The Non-key Employee's account will receive the Minimum
Employer Contribution notwithstanding a waiver of the minimum funding requirements of Code Section 412.

               c. Tax-deferred contributions by Non-Key Employees to a qualified plan shall be disregarded; tax-deferred contributions by Key Employees shall be taken into account in determining the minimum required employer contribution hereunder.

         C. ADJUSTMENT TO MAXIMUM PERMISSIBLE BENEFITS WHERE EMPLOYER MAINTAINS A DEFINED CONTRIBUTION PLAN AND A DEFINED BENEFIT PLAN. If the Plan is subject to the provisions of this Article for a Plan Year, the number "1" shall be substituted for the number "1.25" in the definition of defined benefit fraction and defined contribution fraction as defined in Article V, Paragraph E.3. hereof. The Plan shall be subject to the requirements of this Paragraph for any Plan Year unless (1) the Minimum Employer Contribution required by Paragraph B hereof is not less than 4% or the Minimum Benefit Accrual is not less than the lesser of 3% per Year of Service or 30%, and (2) the Plan is not a Super Top-Heavy Plan.

                                   ARTICLE XX.

                          RIGHT TO DISCHARGE EMPLOYEES

         Neither the establishment of the Plan and Trust nor any modification thereof, nor the creation of any funds or accounts nor the payment of any benefit, shall be construed as giving any Participant, or any other person whomsoever, any legal or equitable right against the Employer, the Trustee, or the Committee unless the same shall be specifically provided for in this agreement or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of this agreement or as giving any Employee or Participant the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge by the Employer to the same extent as if this Plan and Trust had never been

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adopted.

                                  ARTICLE XXI.

                            RETURN OF CONTRIBUTIONS;
                         DECLARATION OF TRUST CONTINGENT
                      ON INTERNAL REVENUE SERVICE APPROVAL

         Contributions made hereto are conditioned on deductibility by the Employer under Section 404 of the Code, and such contributions may not be made under a mistake of fact.

         Contributions may be returned to the Employer, in the amount involved, within one year of the mistaken payment of the contribution, or disallowance of a deduction, as the case may be.

         This Plan and Trust shall be contingent upon a favorable Internal Revenue Service ruling as to the initial acceptability under Section 401(a) of the Internal Revenue Code, as amended, and exemption from income taxation under Section 501(a) of the Internal Revenue Code. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, and if the Employer does not effect an amendment which will cure the defect, then this Plan and Trust will thereupon terminate and be of no further force or effect, and the Trustee shall forthwith return to the Employer the current value of all contributions made incident to that initial qualification by the Employer (plus income, less any fees or expenses allocable thereto) within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                                  ARTICLE XXII.

                ROLLOVER CONTRIBUTIONS; TRUST TO TRUST TRANSFERS

    A. ROLLOVER CONTRIBUTIONS TO THIS PLAN. Subject to such terms and conditions as may from time to time be established by the Committee, an Employee of the Employer, whether

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

or not a Participant, may make a rollover contribution to the Plan, provided that the rollover contribution does not result in this Plan becoming a transferee plan as defined in Code Section 401(a) (11)(B)(iii)(III). If a rollover contribution is to be made to this Plan directly from another plan that is subject to the qualified joint and survivor annuity requirements, the proper participant waiver and required spousal consent to that waiver must be obtained by the other plan prior to the direct rollover contribution to this Plan. The Committee shall be provided evidence to its satisfaction that the distribution is an eligible rollover distribution as defined in Paragraph
C.1. below.

    If an Employee has received an eligible rollover distribution from another qualified plan, or from an IRA that holds only assets from a qualified plan, the distribution must be contributed to this Plan within sixty (60) days following receipt of such amount by the Employee. All rollover contributions shall be accounted for separately but shall be invested and reinvested along with the assets of the Plan and treated in all respects as other assets of the Plan. The rollover contributions shall be credited to a special Rollover Account on behalf of the Employee. The Rollover Account shall, at all times, be 100% vested and nonforfeitable.

    B. TRUST TO TRUST TRANSFERS. Paragraph C of this Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

    C. DEFINITIONS.

        1. Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an

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

eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        2. ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        3. DISTRIBUTEE. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

        4. Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Plan and Trust to be executed the day and year first above mentioned.

                                  F5 LABS, INC.


                                  TRUSTEE:

                                  /s/ Brian Dixon



                                                                  Page 71 of 97
                                                           Exhibit Index Page 8